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                                                                     Exhibit 2.1


                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                            DIVINE MERGER SUB, INC.
                                 WITH AND INTO
                           divine interVentures, inc.

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                         Pursuant to Section 253 of the
              General Corporation of Law of the State of Delaware

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          divine interVentures, inc., a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger") of Divine Merger Sub, Inc., a Delaware corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation:

          FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the DGCL.

          SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

          THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on February 26, 2001, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

          WHEREAS, divine interVentures, inc., a Delaware corporation (the "Company"), owns all of the outstanding shares of the capital stock of Divine Merger Sub, Inc., a Delaware corporation ("Subsidiary"); and

          WHEREAS, the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company pursuant to
          Section 253 of the General Corporation Law of the State of Delaware;

          NOW, THEREFORE, BE IT AND IT HEREBY IS

          RESOLVED, that the Subsidiary be merged with and into the Company (the "Merger"); and it is further

          RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of
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          common stock of the Company, held by the person who was the holder of such share of common stock of the Company immediately prior to the Merger; and it is further

          RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be canceled and no consideration shall be issued in respect thereof; and it is further

          RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger; and it is further

          RESOLVED, that upon the filing of the Certificate of Merger, Article I of the Third Amended and Restated Certificate of Incorporation of the Company shall be amended in its entirety to read as follows:

          "The name of the Corporation is divine, inc."

          FOURTH: This Certificate of Ownership and Merger shall be effective as of 5:00 p.m. Eastern Standard Time on February 26, 2001.

          IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 26th day of February, 2001.

                                 divine interVentures, inc.



                                 By:  /s/ Jude Sullivan
                                    -------------------
                                 Name:  Jude Sullivan
                                 Title  Senior Vice President
                                         and General Counsel

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